Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Telsey Advisory Group 4th Annual Fall Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--September 17, 2013--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will participate at the Telsey Advisory Group 4th Annual Fall Consumer Conference being held September 24-25, 2013 at The InterContinental Hotel New York Times Square in New York City. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Tuesday, September 24th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400